Exhibit 99

MEREDITH CORPORATION
Q4FY 2005 INVESTOR CONFERENCE CALL

INTRODUCTION

JIM JACOBSON

Good morning. I'm Jim Jacobson, Director of Investor Relations for Meredith. Bill Kerr, Chairman and Chief Executive Officer, will start today with an overview of fiscal 2005. Steve Lacy, President and Chief Operating Officer, will follow with a review of our two business groups and will discuss our outlook. At the conclusion of the call, Bill, Steve, Chief Financial Officer Suku Radia, Publishing Group President Jack Griffin, and Broadcasting Group President Paul Karpowicz will respond to your questions.

We will refer to non-GAAP measures that in conjunction with GAAP results provide additional analytic tools to understand our core operations. Tables that reconcile GAAP results to non-GAAP measures have been posted to our web site. A transcript of this call will be posted to our web site as well.

In our remarks today we will include statements that are considered forward-looking within the meaning of federal securities laws. The forward-looking statements are based on management's current knowledge and expectations and are subject to certain risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. A description of the risk factors can be found in our earnings release issued today and in certain of our SEC filings. The Company undertakes no obligation to update any forward-looking statement.

One additional item before Bill begins-all references to net earnings and earnings per share for fiscal 2005 are before the cumulative effect of a change in accounting principle related to our adoption of option expensing.

Now, Bill will begin the presentation.

BILL KERR

Welcome

Thank you and good morning. Welcome to our conference call to discuss our fiscal 2005 results. I trust you have had a chance to review the press release issued this morning. I'll start with an overview of our performance in fiscal 2005 and the fourth quarter. Next, Steve will update you on both of our business groups and provide our outlook for the first quarter and all of fiscal 2006. Then, the management team will be available to respond to your questions.

Fiscal 2005 was an outstanding year for Meredith. We produced the best earnings in our 103-year history and, on July 1, 2005 we completed the most significant Publishing transaction as well-the acquisition of Parents, Child, Fitness, Family Circle and Ser Padres magazines. We extended our marketing services capabilities and increased audience share at our television stations.

I'll start with a few highlights from our outstanding fiscal 2005.

  Revenues grew 5 percent to $1.2 billion
  Net earnings increased 23 percent to $128.1 million
  Earnings per share rose 25 percent to $2.50
  Net profit margin improved from 8.9 percent to 10.5 percent.
  Return on equity grew from 17 percent to 19.7 percent.

Both of our business groups continued to improve their profit margins in fiscal 2005. Publishing's operating profit margin improved more than 1 percentage point from 18.1 percent to 19.2 percent. Broadcasting's EBITDA margin increased more than 3 percentage points from 31.8 percent to 35.2 percent. To put Broadcasting's turnaround in better perspective, the group's EBITDA margin was 22.9 percent in fiscal 2002.

We ended fiscal 2005 with a solid fourth quarter that was in line with our previous guidance.

  Revenues grew 8 percent to $332.4 million
  Net earnings increased 12 percent to $42.2 million
  Earnings per share rose 15 percent to $0.83

Steve will provide more detail on the performance of each operating group in a few moments. Now, let me discuss six action steps we took in fiscal 2005 to sustain and enhance our strong earnings growth.

First, the acquisition of Parents, Child, Fitness, Family Circle and Ser Padres significantly broadens our magazine portfolio, particularly to younger women. It increases our reach and scale, adds to our Hispanic operations, and extends our retail presence.

Our titles now have a combined circulation approaching 30 million, making us the second-largest magazine publisher in the United States. Meredith is now the leading women's magazine publisher, speaking to more than 75 million women. We are in a position to offer advertisers the ability to reach women at major life stages, from expecting and new mothers to empty nesters. Our expanded portfolio provides unparalleled insight into the power and influence of women in today's marketplace. This knowledge will be critical for us as we execute new programs for our marketing partners.

The new titles strengthen our core advertising categories and bolster our targeted growth categories-cosmetics, media and entertainment, automotive, business, and apparel. We now have 11 titles with a rate base approximating 1 million. As we've stated previously, a rate base of this magnitude is critical in attracting non-endemic advertisers.

The newly acquired magazines have significant profit improvement potential. We have a well laid-out execution plan and are confident that we will increase the profit of these titles over time.

Second, we furthered our strategy to serve the rapidly growing Hispanic market. Parents' Spanish-language title, Ser Padres, is an established publication with a distribution of 500,000. Combined with American Baby's Hispanic titles-Healthy Kids En Espanol, Doce meses and Espera- our custom marketing programs, and the September 2005 launch of Siempre Mujer-our new Spanish-language women's lifestyle magazine-Meredith will be the leading magazine company serving Hispanic women and advertisers targeting this market in the United States.

Third, Meredith Integrated Marketing extended its service offerings, enhancing our ability to capture more corporate marketing dollars. Traditionally, integrated marketing primarily provided custom publishing programs for clients designed to increase brand loyalty. In fiscal 2005, we expanded our offerings to include strategic customer relationship management services that include the Internet, direct mail and e-mail, along with loyalty magazines. We further leveraged our database expertise and our 80 million name database to provide data management and program evaluation services. Our comprehensive custom marketing programs for Hyundai, Nestlé and Carnival Cruise Lines are excellent examples of our ability to provide broader services.

Fourth, Meredith Books expanded significantly into the children's marketplace. We published more than 60 children's books in fiscal 2005 compared with less than 10 in the prior year. Through our relationships with DC Comics, Marvel Entertainment, Warner Brothers and DreamWorks, we have established a strong reputation in this market. We look forward to building on this success and capturing more of the $2 billion retail children's book market.

Fifth, Meredith Broadcasting continued to increase the audience share for its television stations and we will work aggressively to monetize these gains. We entered into a joint sales agreement with the WB affiliate in Kansas City, which complements our CBS station in that market, and we acquired the WB affiliate in Chattanooga, Tennessee as well.

Sixth, we strengthened our management team. Steve was named Meredith's President and Chief Operating Officer and Jack Griffin replaced Steve as President of Meredith Publishing. Paul Karpowicz joined the Company as President of the Broadcasting Group. John Zieser, our general counsel, expanded his responsibilities to include business development activities. All are strong, results-oriented leaders who constitute one of the strongest management teams in the media industry.

Before I turn it to Steve, let me thank all Meredith employees for their dedication and hard work in fiscal 2005 and welcome the employees of our newly-acquired titles to the Meredith family. Together, we look forward to building on our record earnings.

STEVE LACY

Publishing

Good morning. The Meredith Publishing Group delivered strong results in fiscal 2005. We grew operating profit 10 percent, reflecting strength in magazines, books, integrated marketing and interactive media. Total revenues rose 4 percent and advertising revenues grew 2 percent. As Bill said, Publishing's operating profit margin improved more than a point from 18.1 percent to 19.2 percent.

In the fourth quarter, revenues increased 10 percent. Operating profit grew 9 percent, primarily due to strength in books, partially offset by higher paper costs and investments in circulation initiatives and the launch of Siempre Mujer.

Advertising

Publishing advertising revenues grew 8 percent in the quarter. Better Homes and Gardens, Ladies' Home Journal, More, Traditional Home, American Baby and Interactive Media posted strong advertising gains. We experienced strength in food, cosmetics, travel and automotive, partially offset by declines in the home and household supply categories. We outpaced the industry in terms of advertising page growth, according to Publisher's Information Bureau.

For the full year, Publishing advertising revenues grew 2 percent.

Circulation

Our long-term direct-to-publisher circulation model continued to grow contribution in fiscal 2005. In the fourth quarter, we continued to invest in circulation, increasing direct mail volume considerably compared with the prior-year quarter. We look forward to utilizing this model to improve the circulation contribution of our newly acquired magazines over time.

Non-magazine Operations

Our book and integrated marketing operations have grown rapidly in recent years, helping diversify our revenues beyond magazine advertising and circulation. Revenues from sources other than advertising and circulation grew from 20 percent of total Publishing revenue in fiscal 2002 to 26 percent in fiscal 2005.

Meredith Books produced record operating profit in fiscal 2005 and an outstanding fourth quarter. Top-selling books in the quarter included several titles in the 1-2-3 series that we publish for The Home Depot and books for DreamWork's Madagascar, Warner Brothers' Batman Begins, and Marvel's Fantastic Four.

Looking forward, the pipeline remains strong for the first half of fiscal 2006. We expect several cooking titles to be top sellers. In particular, we will publish a limited edition "Pink-Plaid" Better Homes and Gardens New Cook Book that will support the Susan G. Komen Breast Cancer Foundation; three titles based on the popular Food Network host, Sandra Lee; and Today's Kitchen Cookbook, which includes top chefs featured on the Today show.

Meredith Integrated Marketing produced strong revenue and profit growth in fiscal 2005. Larger programs included established business with DIRECTV, Chrysler and Carnival Cruise Lines, as well as newer programs for Nestlé and Hyundai.

We recently won additional business from Procter & Gamble. Meredith Integrated Marketing was awarded Direct Marketing Agency of Record for P&G's North American Scale Marketing Group. We will now be responsible for the strategic development and creative execution of multi-brand, targeted customer relationship management efforts to a number of high-value consumer segments. Previously, our integrated marketing group was creating content for the Hispanic consumer segment. This client relationship is an excellent example of our ability to extend our service offerings and assist our corporate clients to execute against their marketing strategies.

Integrated Marketing also won new business with PepsiCo to support the beverage company's North American customer communications with the Hispanic market.

Now, I'll turn to Broadcasting.

BROADCASTING

The Meredith Broadcasting Group produced strong results in fiscal 2005 as well. EBITDA grew 20 percent and EBITDA margin increased more than 3 percentage points from 31.8 percent to 35.2 percent. Total revenues increased 8 percent, reflecting $18.8 million in net political advertising revenues compared with $6.1 million in fiscal 2004. We also benefited from strength in local advertising and revenues from our new WB affiliate in Chattanooga and our joint sales agreement with the WB affiliate in Kansas City. Non-political advertising revenues rose 4 percent.

Along with the industry, we experienced the absence of political advertising and weakness in national advertising in the fourth quarter. While not all broadcasters have reported, we believe our revenue performance is at or near the top of the industry.

In the fourth quarter, our revenues were flat and EBITDA declined 4 percent. These results reflect a $3.4 million decrease in political advertising from the prior-year and a decline in national advertising, partially offset by strength in local advertising and revenues from the stations in Kansas City and Chattanooga. Non-political revenues grew 4 percent.

May 2005 Ratings Book

Increasing ratings and share for our newscasts is vital to the growth of Meredith Broadcasting. We continued our improvement for late news in certain key markets in the May ratings book. Let me share a few highlights for the key adult 25-54 demographic group:

  In Atlanta and Phoenix-our two largest markets-we grew audience share 40 and 29 percent, respectively.
  In Kansas City, KCTV grew share 42 percent.
  In Greenville, our FOX station grew share nearly 60 percent.

For local television, the fastest growing day-part is morning news. We posted strong audience share for most of our morning newscasts.

  In Portland and Hartford, we produced an average share of 34 and 31, respectively. We are particularly proud that our FOX affiliate in Portland captured more than one third of the television audience.
  In Nashville, Kansas City and Las Vegas, we improved the audience share for every hour of our morning news. Specifically in Kansas City, our station captured nearly one quarter of the market's audience, increasing share more than 80 percent.

Other Sales Initiatives

We continued to benefit from our Cornerstone programs, which leverage our publishing brands by creating proprietary advertising packages for local merchants. Combined revenues from Cornerstones, Internet sales and market-specific promotions increased to more than $8 million in the fourth quarter. In fiscal 2005, revenues from these programs grew 65 percent to more than $35 million.

Financial Outlook

With that review of the performance of our two operating groups, let me turn to our expectations for the first quarter and all of fiscal 2006.

For fiscal 2006, we expect earnings per share will approximate $2.80, representing 12 percent growth from the $2.50 we earned in fiscal 2005. We believe earnings per share will grow in the 8 to 10 percent range in the first half of fiscal 2006 and in the mid-teens in the second half of the year. This outlook is consistent with the guidance we provided at the Mid-Year Media Review, as well as our previously stated long-term financial objective for a non-political year.

For the full year, in Publishing, we expect solid growth in advertising revenue and circulation contribution, modest accretion from our newly acquired magazines, and growth from our book and integrated marketing operations-partially offset by a mid-to-high teen increase in paper prices and a mid-single digit increase in postage rates. In Broadcasting, we anticipate our results will reflect the absence of political advertising, continued weakness in national advertising and strength in the local marketplace.

For the first quarter of fiscal 2006, we expect earnings per share will approximate $0.50 compared with $0.46 in the first quarter of fiscal 2005. On a comparable basis, excluding the newly acquired magazines, Publishing advertising revenues are anticipated to grow in the low-to-mid single digits. Total Publishing advertising revenues are expected to increase significantly including the addition of the new titles. Broadcast pacings, which are a snapshot in time and change frequently, are currently up slightly, reflecting the absence of political advertising and continued weakness in national advertising, offset by strength in the local market.

Now, I'll turn it back to Bill for final comments.

BILL KERR

Thanks, Steve. Before we address your questions, let me provide a few concluding remarks. We are very proud of the record earnings in fiscal 2005 and I can assure you that our focus is to sustain our strong earnings growth. We recognize fiscal 2006 presents challenges, but we have well-defined growth strategies and a proven track record of execution. We look forward to building on our strong momentum in fiscal 2006.

We will address your questions now.